EXHIBIT 4.1

                         FOURTH AMENDMENT TO THE
                     POOLING AND SERVICING AGREEMENT

         FOURTH AMENDMENT TO POOLING AND SERVICING AGREEMENT dated as of January 26, 1996 (the "Amendment"), by and between FIRST USA BANK, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (the "Trustee").

         WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement dated as of September 1, 1992 (the "Master Pooling and Servicing Agreement"), between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

         WHEREAS, Section 13.1(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

         WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and
(ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders; and

         WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

         NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

         SECTION 1.1 Defined Terms. Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by deleting the defined term "Additional Cut Off Date" and substituting therefor the following defined term:

               "Addition Cut Off Date" shall mean each date as of which Additional Accounts shall be selected to be included as Accounts pursuant to Section 2.6; provided, however, that in no event shall an Addition Cut Off Date be greater than ten months prior to the related Addition Date.

         SECTION 2.1 Ratification of Master Pooling and Servicing
Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

         SECTION 3.1 Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

         SECTION 4.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 5.1 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


         IN WITNESS WHEREOF, the Servicer, the Transferor and the
Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                            FIRST USA BANK,
                                              as Transferor and Servicer


                                            By: /s/ Steven L. McDonald
                                               Name:   Steven L. McDonald
                                               Title:  Senior Vice President


                                            THE BANK OF NEW YORK (DELAWARE),
                                              as Trustee


                                            By: /s/ Donald Wrobel
                                               Name:  Donald J. Wrobel
                                               Title: Executive Vice President



                         FIFTH AMENDMENT TO THE
                     POOLING AND SERVICING AGREEMENT

         FIFTH AMENDMENT TO POOLING AND SERVICING AGREEMENT dated as of June 28, 1996 (this "Amendment"), by and between FIRST USA BANK, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (the "Trustee").

         WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement dated as of September 1, 1992 (as amended and supplemented through the date hereof, the "Master Pooling and Servicing Agreement"), between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Trans-feror Certificate;

         WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Cer-tificateholders;

         WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and
(ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders; and

         WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

         NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

         SECTION 1.1 Defined Terms.

         (h) Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by deleting the definition of the term "Collections" and substituting therefor the following definition:

               "Collections" shall mean all payments (including Recoveries of Principal Receivables or Finance Charge Receivables and Insurance Proceeds) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account as the case may be, on the Transfer Date following such Monthly Period), to be applied as if such Collections were Finance Charge Receivables for all purposes. Collections with respect to any Monthly Period shall also include the amount deposited by the Transferor into the Finance Charge Account (or Series Account if provided in any Supplement) pursuant to Section 2.08. Collections of Recoveries will be treated as Collections of Principal Receivables; provided, however, that to the extent the aggregate amount of Recoveries received with respect to any Monthly Period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period, the amount of such excess shall be treated as Collections of Finance Charge Receivables.

         (i) Section 1.01 of the Master Pooling and Servicing Agreement is hereby further amended by deleting the definition of the term
"Default Amount" and substituting therefor the following definition:

               "Default Amount" shall mean for any Monthly Period, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period minus (b) the aggregate amount of Recoveries received in such Monthly Period.

         (j) Section 1.01 of the Master Pooling and Servicing Agreement is hereby further amended by adding the following definition of the term "Recoveries" after the definition of the term "Record Date":

               "Recoveries" shall mean all amounts received by the Transferor or the Servicer with respect to Receivables in Defaulted Accounts, including amounts received by the Transferor or the Servicer from the purchaser or transferee with respect to the sale or other disposition of Receivables in Defaulted Accounts and all rights (but not obligations) under any agreement to sell or transfer such Receivables (including any rights to payment from any purchaser or transferee in connection with such sale or other disposition). In the event of any such sale or disposition of such Receivables, Recoveries shall not include amounts received by the purchaser or transferee of such Receivables but shall be limited to amounts received by the Transferor or the Servicer from the purchaser or transferee and all rights of the Transferor and the Servicer against the purchaser or transferee, including any right to payment.

         (k) Section 1.01 of the Master Pooling and Servicing Agreement is hereby further amended by deleting the definition of the term "Trust" and substituting therefor the following definition:

               "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Receivables now existing or hereafter created and all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) including, without limitation, Recoveries of the Receivables and Insurance Proceeds relating thereto, the right to receive certain amounts paid or payable as Interchange (if provided for in any Supplement), such funds as from time to time are deposited in the Collection Account, the Finance Charge Account, the Principal Account, the Distribution Account and any Series Account and the rights to any Enhancement with respect to any Series.

         SECTION 2.1 Transfer of Ineligible Receivables. Section 2.04 of the Master Pooling and Servicing Agreement is hereby amended by deleting the word "ouch" in the fourth sentence of subsection (d)(iii) thereof and replacing it with the word "such".

         SECTION 3.1 Transfer of Defaulted Accounts. Section 4.03 of the Master Pooling and Servicing Agreement is hereby amended by deleting subsection (d) thereof and replacing it with the following:

               (d) Transfer of Defaulted Accounts. Unless otherwise provided in any Supplement, in consideration of receiving Recoveries as provided in Section 4.03(g) hereof, on the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables in such Defaulted Account, all monies due or to become due with respect thereto, all proceeds thereof allocable to the Trust with respect to such Receivables, excluding Recoveries relating thereto, which shall remain an asset of the Trust.

         SECTION 4.1 Recoveries. Section 4.03 of the Master Pooling and Servicing Agreement is hereby amended by adding a new subsection (g) thereto which shall read in its entirety as follows:

               (g) Recoveries. On or prior to the earliest Determination Date in each Monthly Period, the Trans-feror shall notify the Servicer of the amount of Recoveries to be included as Collections with respect to the preceding Monthly Period. On the earliest Transfer Date in each Monthly Period, the Transferor shall pay to the Servicer and the Servicer shall deposit into the Collection Account, the amount of Recoveries to be so included as Collections with respect to the preceding Monthly Period; provided, however, that such deposit need be made only to the extent that such funds are required to be retained in the Principal Account or the Finance Charge Account for the benefit of any Series pursuant to the provisions of Article IV of this Agreement or any Series Supplement.

         SECTION 5.1 Ratification of Master Pooling and Servicing
Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

         SECTION 6.1 Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

         SECTION 7.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.1 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 9.1 Effective Date. The provisions of this Amendment shall take effect as of the opening of business on July 1, 1996.


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         IN WITNESS WHEREOF, the Servicer, the Transfer-or and the
Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                            FIRST USA BANK,
                                              as Transferor and Servicer


                                            By: /s/ W. Todd Peterson
                                               Name:  W. Todd Peterson
                                               Title: Vice President


                                            THE BANK OF NEW YORK (DELAWARE),
                                              as Trustee


                                            By: /s/ Melissa Beneduce
                                               Name:  Melissa J. Beneduce
                                               Title: Assistant Vice President